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CUSIP No. 422047100                     13D           Page 12 of 12 Pages
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                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated March 21, 1997 (including amendments thereto) with respect to the Common Stock of The He-Ro Group, Ltd. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:            March 21, 1997





                                                    s/ Ronald LaBow
                                                --------------------------------
                                                       Ronald LaBow


                                                    s/ Stewart E. Tabin
                                                --------------------------------
                                                       Stewart E. Tabin